UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2021

Acadia Healthcare Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35331	45-2492228
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification Number)

6100 Tower Circle, Suite 1000 Franklin, Tennessee	37067
(Address of principal executive offices	(Zip Code)

(615) 861-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2021, Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), through its subsidiary Acadia Management Company, Inc., entered into a new employment agreement (the “Agreement”) with Ms. Debra K. Osteen, the Chief Executive Officer of the Company and a member of the Company’s board of directors (the “Board”).

The Agreement includes the following terms:

Annual Cash Compensation. Ms. Osteen’s annual base salary will be $1,000,000 and her target annual bonus will be 100% of her base salary (up to a maximum cash bonus of 200% of her base salary). Ms. Osteen’s salary may be increased from time to time at the Board’s or compensation committee’s discretion.

Annual Equity Awards. For 2021, Ms. Osteen will be entitled to a long-term incentive award consisting entirely of performance restricted stock units with a target value equal to $5.2 million. The long-term incentive award will have a one-year performance period ending December 31, 2021.

Termination Payments. In the event that the Company terminates her employment without “cause” or if she resigns her employment for “good reason” (each as defined in the Agreement), Ms. Osteen will be entitled to receive the following severance benefits, subject to Ms. Osteen’s timely execution and non-revocation of a general release of claims in favor of the Company: (i) accrued, but unpaid base salary, paid time off and sick pay, (ii) accrued but unpaid cash bonus with respect to the completed performance period, (iii) continued payment of her base salary from the termination date through December 31, 2021, as if Ms. Osteen had continued to be employed during such period, (iv) annual bonus for the year of termination based on actual performance, which amount shall not be prorated and paid as if Ms. Osteen had remained employed through December 31, 2021, (v) Company payment of health insurance premiums for 18 months and (vi) with respect to the long term incentive award, to the extent that it shall not otherwise have become vested, (A) the service-based vesting requirement shall be deemed satisfied; and (B) the long term incentive award will remain outstanding and eligible to vest based on actual achievement of the applicable performance conditions.

Restrictive Covenants. Ms. Osteen will be subject to non-competition, non-solicitation and non-disparagement covenants, during the term of her employment and for specified periods thereafter.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement with Ms. Osteen dated January 19, 2021.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: January 21, 2021	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel